                                                                     Exhibit 3.1
                             RESTATED CERTIFICATE OF

                                  INCORPORATION

                                       OF

                     DARWIN PROFESSIONAL UNDERWRITERS, INC.

                                   ----------

                                    DELAWARE

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                     DARWIN PROFESSIONAL UNDERWRITERS, INC.

     FIRST: The name of the Corporation is Darwin Professional Underwriters,
Inc.

     SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 60,000,000 shares, of which 50,000,000 shares shall be common stock, par value $0.01 per share (the "Common Stock"), and 10,000,000 shares shall be preferred stock, par value $ 0.10 per share (the "Preferred Stock").

          A. Preferred Stock. The Board of Directors is expressly authorized to provide for the issue of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and any other designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereon, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Delaware. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required, pursuant to any Preferred Stock Designation.

          B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power, and each share of Common Stock shall have one vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation).

     FIFTH:

          A. Number, election and terms of directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time by action of a majority of the members of the Board of Directors then in office, but in no event shall such number of directors be less than three nor more than fifteen. Elections of members of the Board of Directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be held at the annual meeting of stockholders and each member of the Board of Directors shall hold office until such director's successor is elected and qualified, subject to such director's earlier death, resignation, disqualification or removal.

          B. Stockholder nomination of director candidates and introduction of business. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

          C. Newly created directorships and vacancies. Subject to the rights of the holders of any series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and any director so chosen shall hold office for a term expiring at the succeeding annual meeting of stockholders and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

          D. Removal. Subject to the rights of the holders of any series of Preferred Stock, any director, or the entire Board of Directors, may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that this Section D of Article FIFTH shall apply, in respect of the removal without cause of a director or directors elected by the holders of a class or series of stock pursuant to this Certificate of Incorporation or any Preferred Stock Designation, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

          SIXTH: In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter, amend and repeal the Bylaws of the Corporation pursuant to a resolution adopted by the vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

          SEVENTH: Subject to the rights of the holders of any series of Preferred Stock, (A) any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders; provided, however, that this Section (A) of the first sentence of Article SEVENTH shall not apply to prohibit stockholder action by written consent in conformity with the provisions of Section 228 of the General Corporation Law of the State of Delaware, so long as Alleghany Corporation, a Delaware corporation, holds a majority of the Voting Stock of the Corporation and (B) special meetings of stockholders of the Corporation may be called only in the manner provided in this Article SEVENTH. At any time in the interval between regular meetings, special meetings of stockholders may be called only (x) by a majority of the Board of Directors or (y) upon the written request filed with the Secretary of the Corporation of holders of at least thirty percent (30%) of the outstanding shares of Voting Stock, to be held at such times and at such places within or without the State of Delaware as may be specified in the notices of such meetings. The notice of any special meeting shall state the purpose of the meeting and specify the action to be taken at said meeting and no business shall be transacted thereat except that specifically named in the notice.

          EIGHTH:

               A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended. Any repeal or modification of this Section (A) of this Article EIGHTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

               B. (1) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in subsection (3) of this Section (B) with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

               (2) In addition to the right to indemnification conferred in subsection (1) of this Section (B), an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under subsection 2 of this Section (B) or otherwise.

               (3) If a claim under subsection (1) or (2) of this Section (B) is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section (B) or otherwise shall be on the Corporation.

               (4) The rights to indemnification and to the advancement of expenses conferred in this Section (B) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, the Corporation's Bylaws, agreement, vote of stockholders or directors or otherwise.

               (5) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

               (6) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

               (7) The rights conferred upon indemnitees in this Section (B) shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Any amendment, alteration or repeal of this Section
          (B) that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

          NINTH:

               A. General. In recognition and anticipation (i) that the Corporation will not be wholly owned by Alleghany and its management,
          (ii) that directors, officers, employees and/or agents of Alleghany may serve as directors and/or officers of the Corporation, (iii) that Alleghany may engage in the same, similar or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage,
          (iv) that Alleghany may have an interest in the same areas of corporate opportunity as the Corporation and Affiliated Companies thereof, and (v) that, as a consequence of the foregoing, it is in the best interests of the Corporation that the respective rights and duties of the Corporation and of Alleghany, and the duties of any directors or officers of the Corporation who are also directors, officers, employees or agents of Alleghany, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for both, the Corporation and Affiliated Companies thereof, on the one hand, and Alleghany, on the other hand, the provisions of this Article NINTH shall to the fullest extent permitted by law regulate and define the conduct of certain of the business and affairs of the Corporation and Affiliated Companies in relation to Alleghany and the conduct of certain affairs of the Corporation and Affiliated Companies as they may involve Alleghany and the officers, directors, employees and agents of Alleghany, and the power, rights, duties and liabilities of the Corporation and Affiliated Companies and the officers, directors and stockholders of the Corporation and Affiliated Companies in connection therewith. Any person purchasing or otherwise acquiring any shares of capital stock of the Corporation, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this Article NINTH.

               B. Business Activities. Except as otherwise agreed in writing between the Corporation and Alleghany, Alleghany shall to the fullest extent permitted by law have no duty to refrain from (i) engaging in the same or similar activities or lines of business as the Corporation or (ii) doing business with any client, customer or vendor of the Corporation.

               C. Corporate Opportunities.

               (1) In the event that Alleghany acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and Alleghany, unless such opportunity was expressly offered to Alleghany in its capacity as a stockholder of the Corporation, the Corporation hereby renounces to the fullest extent permitted by law any interest or expectancy in such corporate opportunity such that (1) the Corporation waives any claim that such corporate opportunity should have been presented to the Corporation or any

          Affiliated Company thereof and (2) Alleghany shall have no duty to communicate or present such corporate opportunity to the Corporation.

               (2) In the event that a director or officer of the Corporation who is also a director, officer, employee or agent of Alleghany acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and Alleghany, then unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation, the Corporation hereby renounces to the fullest extent permitted by law any interest or expectancy in such corporate opportunity such that (1) the Corporation waives any claim that such corporate opportunity should have been presented to the Corporation or any Affiliated Company thereof and (2) such officer or director shall have no duty to communicate or present such corporate opportunity to the Corporation.

               D. Certain Definitions. For purposes of this Article NINTH, (a) "Affiliated Company" in respect of the Corporation shall mean any entity controlled by the Corporation, (b) "Alleghany" means Alleghany Corporation, a Delaware corporation, all successors to Alleghany Corporation by way of merger, consolidation or sale of all or substantially all of its assets, and all corporations, limited liability companies, joint ventures, partnerships, trusts, associations and other entities in which Alleghany Corporation (1) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests, or (iii) the capital or profit interests, in the case of a partnership; or (2) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body, but shall not include the Corporation or any entity controlled by the Corporation, and (c) "corporate opportunities" shall include, but not be limited to, business opportunities which the Corporation is financially able to undertake, which are, by their nature, in the line of the Corporation's business and are of practical advantage to it.

               E. Severability. To the extent that any provision of this Article NINTH is found to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Certificate of Incorporation.

          TENTH: The Corporation shall not be governed by Section 203 of the General Corporation Law of the State of Delaware ("Section 203"), and the restrictions contained in Section 203 shall not apply to the Corporation.

          ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter provided herein or by statute, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as amended are granted subject to the rights reserved in this Article ELEVENTH.